UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 23, 2015 (February 20, 2015)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands

Registrant’s telephone number, including area code: (345) 945-3727

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 20, 2015, HLSS Mortgage Master Trust II (the “Seller”), a wholly-owned subsidiary of Home Loan Servicing Solutions, Ltd., completed the sale of its entire portfolio of re-performing mortgage loans ("RPLs") to the Securitized Mortgage Asset Loan Trust 2015-1, an unrelated third party purchaser (the "Purchaser"), through the execution of a Mortgage Loan Purchase and Sale Agreement (the "MLPSA"). Under the MLPSA, the purchase price for the RPLs was $337.6 (the "Purchase Price"). The Purchase Price is subject to a 5% holdback pending completion of the Purchaser's due diligence.

A portion of the sale proceeds were used to terminate the Master Repurchase Agreement and Securities Contract dated June 26, 2014, as amended (the "Repurchase Agreement"), between the Seller and Wells Fargo Bank, National Association under the terms of the Repurchase Agreement, which had been established to partially finance the purchase of the RPLs.

This description of the MLPSA is not complete and is qualified in its entirety by reference to the MLPSA, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)-(c) Not applicable.

(d) Exhibits:

Exhibit No.

10.1	Mortgage Loan Purchase and Sale Agreement dated February 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	February 23, 2015	HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

		By:	/s/ James E. Lauter
James E. Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)